EXHIBIT 23




INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSENT





We consent to the incorporation by reference in Registration
Statements No. 2-83635, No. 2-88670, No. 33-36256, No. 33-38534, No. 33-42057,
No. 33-42268, and No. 33-45012 of
Pentair, Inc. on Form S-8 of our reports dated February 10, 1995, except Note 4, as to which the date is February 21, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE


Saint Paul, Minnesota
March 29, 1995